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                                                                    Exhibit 5(a)

             [Letterhead of Richards, Layton & Finger, P.A.]

                                 April 15, 1999

First Security Capital II
79 South Main Street
Salt Lake City, Utah 84111

            Re:   First Security Capital II

Ladies and Gentlemen:

            We have acted as special Delaware counsel for First Security Corporation, a Delaware corporation (the "Company"), and First Security Capital II, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) The Certificate of Trust of the Trust, dated as of March 9, 1999 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on March 9, 1999;

            (a) The Declaration of Trust of the Trust, dated as of March 9, 1999, among the Company and the trustees of the Trust named therein;

            (c) A form of Amended and Restated Declaration of Trust of the Trust (including Exhibits A and B thereto) (the "Declaration"), to be entered into among the Company, as sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, attached as an exhibit to the Registration Statement (as defined below);

            (d) Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement"), including a prospectus and prospectus supplement (jointly, the "Prospectus"), relating to the Capital Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, a "Capital Security" and collectively,

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First Security Capital II
April 15, 1999
Page 2


the "Capital Securities"), as proposed to be filed by the Company, the Trust and others with the Securities and Exchange Commission on or about April 15, 1999; and

            (e) A Certificate of Good Standing for the Trust, dated April 15, 1999, obtained from the Secretary of State.

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each party to the documents examined by us has duly authorized, executed and delivered such documents, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Capital Security Holders") of a Capital Security Certificate for such Capital Security and the payment for the Capital Security acquired by it, in accordance with the Declaration and the Registration Statement, (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Declaration and the Registration Statement, and (viii) that First Chicago Delaware Inc. satisfies for the Trust the requirements

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First Security Capital II
April 15, 1999
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of Section 3807 of the Business Trust Act. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

                  1. The Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                  1. The Capital Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Security Holders may be obligated to make payments as set forth in the Declaration.

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                    Very truly yours,


                                    /s/ RICHARDS, LAYTON & FINGER, P.A.
                                    -----------------------------------
                                        RICHARDS, LAYTON & FINGER, P.A.


BJK/CDR